As filed with the Securities and Exchange Commission on October 18, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TARGA RESOURCES PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	4922	65-1295427
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1000 Louisiana, Suite 4300
Houston, Texas 77002
(713) 584-1000
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Rene R. Joyce
Chief Executive Officer
1000 Louisiana, Suite 4300
Houston, Texas 77002
(713) 584-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David P. Oelman Christopher S. Collins Vinson & Elkins LLP 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222	Douglass M. Rayburn Baker Botts L.L.P. 2001 Ross Avenue Dallas, Texas 75201 (214) 953-6500

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ File No. 333-146436

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Calculation of Registration Fee

		Proposed Maximum
	Amount to be	Aggregate Offering	Amount of
Title of Class of Securities to be Registered	Registered(1)	Price(1)(2)	Registration Fee(3)
Common units representing limited partner interests	1,150,000	$30,900,500	$949

(1)	Includes 150,000 common units which may be sold upon exercise of the underwriters’ option to purchase additional units.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-146436), as amended, is registered hereby.

(3)	The registrant previously registered an aggregate of $412,562,500 in common units on the Registration Statement on Form S-1 (File No. 333-146436), for which a filing fee of $12,666 was previously paid upon the filing of such Registration Statement. An additional fee of $949 is included with this filing to register an additional $30,900,500 amount of common units.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Targa Resources Partners LP, a Delaware limited partnership, is filing this registration statement with respect to the registration of an additional 1,150,000 common units pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement relates to the public offering of our common units contemplated by the Registration Statement on Form S-1 (File No. 333-146436), as amended (the “Prior Registration Statement”), which was originally filed by us with the Securities and Exchange Commission (the “Commission”) on October 1, 2007 and declared effective by the Commission on October 18, 2007.

The contents of the Prior Registration Statement, including the related preliminary prospectus dated October 17, 2007, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this registration statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	Exhibits and Financial Statement Schedules

a. Exhibits:

5	.1*	—	Opinion of Vinson & Elkins LLP relating to the legality of the securities being registered.
8	.1*	—	Opinion of Vinson & Elkins LLP relating to tax matters.
23	.1*	—	Consent of PricewaterhouseCoopers LLP
23	.2*	—	Consent of Ernst & Young LLP
23.3		—	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1)
24.1		—	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-146436) filed with the Commission on October 1, 2007 and incorporated by reference herein)

*	Filed herewith

b. Financial Statement Schedules

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas on October 18, 2007.

TARGA RESOURCES PARTNERS LP

By:	TARGA RESOURCES GP LLC, Its general partner

By:	/s/ Jeffrey J. McParland
Name:     Jeffrey J. McParland

Title:	Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Rene R. Joyce	Chief Executive Officer and Director (Principal Executive Officer)	October 18, 2007

/s/ Jeffrey J. McParland Jeffrey J. McParland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 18, 2007

* John Robert Sparger	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 18, 2007

* James W. Whalen	President — Finance and Administration and Director	October 18, 2007

* Peter R. Kagan	Director	October 18, 2007

* Chansoo Joung	Director	October 18, 2007

* Barry R. Pearl	Director	October 18, 2007

* Robert B. Evans	Director	October 18, 2007

Signature	Title	Date

* William D. Sullivan	Director	October 18, 2007

*By:	/s/ Jeffrey J. McParland Jeffrey J. McParland Attorney-in-Fact

EXHIBIT INDEX

5	.1*	—	Opinion of Vinson & Elkins LLP relating to the legality of the securities being registered.
8	.1*	—	Opinion of Vinson & Elkins LLP relating to tax matters.
23	.1*	—	Consent of PricewaterhouseCoopers LLP
23	.2*	—	Consent of Ernst & Young LLP
23.3		—	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1)
24.1		—	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-146436) filed with the Commission on October 1, 2007 and incorporated by reference herein)

*	Filed herewith